Exhibit 10.3

EXECUTION COPY

GUARANTY

GUARANTY (this “Guaranty”), dated as of December 23, 2004 made by Mariano Costamagna and Pier Antonio Costamagna, each a natural person and a resident of the Republic of Italy (each a “Guarantor” and collectively the “Guarantors”), in favor of MTM, S.r.l., a limited liability company formed under the laws of the Republic of Italy (in such capacity, “Lender”).

RECITALS

A.	Pursuant to that certain Loan Agreement (the “Loan Agreement”), dated as of December 22, 2004, by and between IMPCO TECHNOLOGIES, INC. (the “Borrower”), a Delaware corporation, Lender, Lender will advance to Borrower the principal amount of twenty-two million United States dollars (US$22,000,000) (the “Loan”), on the terms and subject to the conditions set forth in the Loan Agreement.

B.	In order to induce Lender to extend the Loan, Guarantor will execute and deliver this Guaranty, pursuant to which Guarantor will guaranty, among other things, payment of all of the Obligations.

C.	In order to induce Guarantor to execute and deliver this Guaranty, Borrower is pledging to Guarantor 100% of Borrower’s equity interest in BRC, S.r.l., an Italian limited liability company pursuant to a pledge agreement of even date herewith.

D.	It is of material benefit to Guarantor that Lender extend the Loan.

NOW, THEREFORE, Guarantor agrees with Lender as follows:

AGREEMENT

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to sections and paragraphs of this Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty.

(a) Each Guarantor hereby unconditionally and irrevocably guaranties jointly and severally to Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor further agrees jointly and severally to pay any and all Lender’s expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, either Guarantor under this Guaranty.

3. No Subrogation Prior to Satisfaction of Obligations. Notwithstanding any payment or payments made by either Guarantor to Lender hereunder, neither Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security, guaranty or right of offset held by Lender for the payment of the Obligations, nor shall either Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by Guarantors hereunder, until all amounts owing to Lender by Borrower on account of the Obligations are indefeasibly paid in full in immediately available funds.

4. Certain Obligations of Lender Coincident with Demand. When making any demand hereunder against Guarantors, Lender shall make a contemporaneous and substantially similar demand on Borrower (if not previously made) and on each other guarantor or other Person against whom Lender possesses similar rights, and the failure to make such demand shall operate to discharge Guarantor’s obligations to Lender for interest, fees and expenses incurred by or on behalf of Lender between or in respect of the date such demand was first made on such party and the date on which such demand was made on Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Borrower, or any substantial part of its property, or otherwise, all as though such payments had not been made; provided, however, that such effectiveness or reinstatement shall be conditioned upon the delivery to Borrower and Guarantor of notice of such intentions in accordance with the plan of reorganization to be approved in connection with such proceeding.

6. Payments. Guarantors hereby jointly and severally guaranty that payments hereunder shall be paid to Lender without set-off or counterclaim in United States Dollars at Lender’s principal place of business.

7. Representations and Warranties; Covenants and Other Obligations. Guarantors hereby represent and warrant severally and not jointly that:

(a) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation applicable to such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any requirement of law or contractual obligation applicable to or enforceable against such Guarantor;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

(c) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby, which could reasonably be expected to result in a material adverse change in the financial condition of such Guarantor; and

(d) such Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the Closing Date as though made hereunder on and as of such date.

8. Notices. All notices, requests and demands to or upon Lender or either Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to Lender, at its principal place of business; and

(b) if to Guarantors, at their respective residence address for notices as set forth under his signature below, with a copy to the other Guarantor.

Lender and Guarantors may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

9. Counterparts. This Guaranty may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Integration. This Guaranty represents the sole agreement of Guarantors with respect to the subject matter hereof and there are no promises or representations by Lender or Guarantors relative to the subject matter hereof not reflected herein.

12. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantors and Lender.

(b) Lender shall not by any act (except by a written instrument pursuant to Section 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of Lender, the Guarantors and their respective successors and assigns.

15. Governing Law. This guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York; provided, however, that acts and matters relevant to the transfer of security interests in securities of BRC to the Guarantors in support of this Agreement, and to the enforceability, enforcement and foreclosure thereof, shall be governed by the Italian Civil Code.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

LENDER:

M.T.M., S.r.l., an Italian limited liability company

By:	/s/ Marco Seimandi
Name:	Marco Seimandi
Title:	Director and Authorized Officer

GUARANTOR:

MARIANO COSTAMAGNA

By: /s/ Mariano Costamagna
Address:

Facsimile:

GUARANTOR:

PIER ANTONIO COSTAMAGNA

By:/s/ Pier Antonio Costamagna
Address:

Facsimile:

Guaranty